Exhibit 21



                       SUBSIDIARIES OF CIPSCO AND CIPS





                                            State or Jurisdiction
  Name                                        of Incorporation
  ____                                      _____________________

  CIPSCO Incorporated                             Illinois
   Central Illinois Public Service Company        Illinois
       Illinois Steam Inc.                        Illinois
       CIPS Energy Inc.                           Illinois
       Electric Energy, Inc.*                     Illinois
   CIPSCO Investment Company                      Illinois
       CIPSCO Securities Company                  Illinois
       CIPSCO Leasing Company                     Illinois
           CLC Aircraft Leasing Company           Illinois
           CLC Leasing Company A                  Illinois
           CLC Leasing Company B                  Illinois
           CLC Leasing Company C                  Illinois
       CIPSCO Energy Company                      Illinois
           CEC-PGE-G Co.                          Illinois
           CEC-PGE-L Co.                          Illinois
           CEC-APL-G Co.                          Illinois
           CEC-APL-L Co.                          Illinois
           CEC-PSPL-G Co.                         Illinois
           CEC-PSPL-L Co.                         Illinois
           CEC-MPS-G Co.                          Illinois
           CEC-MPS-L Co.                          Illinois
           CEC-ACE-G Co.                          Illinois
           CEC-ACE-L Co.                          Illinois
           CEC-ACLP Co.                           Illinois
       CIPSCO Venture Company                     Illinois


   * Central Illinois Public Service Company owns 20% of the common stock of EEI.